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                                                                  EXHIBIT 10-j-2

                             CONEXANT SYSTEMS, INC.
                      2004 NEW-HIRE EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                          (NONSTATUTORY STOCK OPTION)

      Pursuant to your Stock Option Grant Notice ("Grant Notice"), this Stock Option Agreement and, if applicable, the Additional Terms and Conditions for Non-U.S. Employees, Conexant Systems, Inc. (the "Company") has granted you an option under its 2004 New-Hire Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your option are as follows:

      1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, and provided further that if the termination of your Continuous Service is due to your death, then your option will immediately vest in full upon such event.

      2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

      3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

            (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a "cashless exercise" program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

            (b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of

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Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

      4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

      5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      6. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

            (a) as of the date of the termination of your Continuous Service if such termination is for Cause;

            (b) three (3) months after the termination of your Continuous Service for any reason (including your Disability) other than for Cause or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 5, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

            (c) thirty-six (36) months after your death if you die either during your Continuous Service;

            (d) the Expiration Date indicated in your Grant Notice; or

            (e) the day before the eighth (8th) anniversary of the Date of Grant.

      7. EXERCISE.

            (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by contacting Mellon Investor Services LLC by using the Integrated Voice Response system that is used to facilitate stock option transactions or the Mellon Employee ServiceDirect System that is used to facilitate stock option transactions and is accessible through Conexant NextWeb and tendering the exercise price (both in such manner as is designated by the Company and communicated to you), together with such additional documents as the Company may then require.

            (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the

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payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

      8. TRANSFERABILITY. Your option is not transferable by you other than by
(a) will, (b) the laws of descent and distribution, or (c) upon dissolution of your marriage pursuant to a U.S. domestic relations order. Also, during your lifetime, only you are entitled to exercise your option. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

      9. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

      10. WITHHOLDING OBLIGATIONS.

            (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

            (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

            (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

      11. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by

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mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      12. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

2004 NHSP T&C 03-05-04

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2004 NHSP T&C 03-05-04
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                             CONEXANT SYSTEMS, INC.
                      2004 NEW-HIRE EQUITY INCENTIVE PLAN

             ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. EMPLOYEES

      Pursuant to your Stock Option Grant Notice ("Grant Notice") and the Stock Option Agreement, Conexant Systems, Inc. (the "Company") has granted you an option under its 2004 New-Hire Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

      Because you are an Employee of the Company or one of its Affiliates residing outside the U.S., these Additional Terms and Conditions for Non-U.S. Employees also govern your option granted to you under the Plan. In the event of any conflict between the provisions of the Grant Notice or Stock Option Agreement and these Additional Terms and Conditions for Non-U.S. Employees, the provisions of these Additional Terms and Conditions for Non-U.S. Employees shall prevail.

      Defined terms not explicitly defined in these Additional Terms and Conditions for Non-U.S. Employees but defined in the Plan shall have the same definitions as in the Plan.

      1. NATURE OF GRANT. In accepting the grant of your option, you acknowledge that:

            (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and in the Stock Option Agreement;

            (b) the grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

            (c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

            (d) you are voluntarily participating in the Plan;

            (e) the option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or your employer, and which is outside the scope of your employment contract, if any;

            (f) the option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

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            (g) in the event that you are not an Employee of the Company, the option grant will not be interpreted to form an employment contract or relationship with the Company;

            (h) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

            (i) if the underlying shares of Common Stock do not increase in value, the option will have no value;

            (j) if you exercise your option and obtain shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price;

            (k) in consideration of the grant of your option, no claim or entitlement to compensation or damages shall arise from termination of the option or diminution in value of the option or shares of Common Stock purchased through exercise of the option resulting from termination of your Continuous Service by the Company or your employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and your employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and

            (l) notwithstanding any terms or conditions of the Plan to the contrary, in the event of termination of your Continuous Service (whether or not in breach of local labor laws), your right to vest in your option under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of termination of your Continuous Service (whether or not in breach of local labor laws), your right to exercise your option after termination of Continuous Service, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law; the Board of Directors or the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your option grant.

      2. DATA PRIVACY.

            (a) YOU HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF YOUR PERSONAL DATA AS DESCRIBED IN THE GRANT NOTICE, AND THE STOCK OPTION AGREEMENT AND THESE ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. EMPLOYEES BY AND AMONG, AS APPLICABLE, YOUR EMPLOYER, THE COMPANY AND ITS AFFILIATES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN.

            (b) YOU UNDERSTAND THAT THE COMPANY AND YOUR EMPLOYER MAY HOLD CERTAIN PERSONAL INFORMATION ABOUT YOU, INCLUDING, BUT NOT LIMITED TO, YOUR NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF COMMON STOCK OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF COMMON STOCK AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING

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IN YOUR FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE
PLAN ("DATA").

            (c) YOU UNDERSTAND THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN YOUR COUNTRY OR ELSEWHERE, AND THAT THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOUR COUNTRY. YOU UNDERSTAND THAT YOU MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE. YOU AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM YOU MAY ELECT TO DEPOSIT ANY SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF YOUR OPTION. YOU UNDERSTAND THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE YOUR PARTICIPATION IN THE PLAN.

            (d) YOU UNDERSTAND THAT YOU MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE. YOU UNDERSTAND, HOWEVER, THAT REFUSING OR WITHDRAWING YOUR CONSENT MAY AFFECT YOUR ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF YOUR REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, YOU UNDERSTAND THAT YOU MAY CONTACT YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE.

      3. GOVERNING LAW.

            (a) The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of your option grant without regard to such state's conflict of laws rules, as provided in the Plan.

            (b) For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the option grant, the Grant Notice and the Stock Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Orange county, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this grant is made and/or to be performed.

      4. LANGUAGE. If you have received any document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

      5. ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to your option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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      6. SEVERABILITY. The provisions of the Stock Option Agreement and these
Additional Terms and Conditions for Non-U.S. Employees are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

      7. COUNTRY-SPECIFIC PROVISIONS.

            (a) Notwithstanding Section 6(c) of the Plan and Section 3 of the Stock Option Agreement, if you are an Employee residing in CHINA, INDIA or the NETHERLANDS, you are restricted to using the "cashless exercise" program described in Section 3(a) of the Stock Option Agreement to pay the exercise price. Under this program, you will not be entitled to receive any shares of Common Stock upon exercise of your option.

            (b) In addition, if you are an Employee residing in the NETHERLANDS, you confirm that taxation of your option shall be deferred until exercise of your option. By accepting this award, you hereby waive all rights to repeal this method of taxation, as provided under the Dutch General Tax Act (Algemene Wet Inzake Rijksbelastingen) and the Dutch General Administrative Law Act (Algemene Wet Bestuursrecht).

            (c) If you are an Employee residing in ITALY, by accepting this award, you specifically and expressly acknowledge that you have read, understood and approved the following provisions in the Stock Option Agreement and in these Additional Terms and Conditions for Non-U.S. Employees: Section 6 of the Stock Option Agreement ("Term"); Section 7 of the Stock Option Agreement ("Exercise");
Section 10 of the Stock Option Agreement ("Withholding Obligations"); Section 1 of these additional Terms and Conditions for Non-U.S. Employees ("Nature of Grant"); Section 2 of these additional Terms And Conditions for Non-U.S. Employees ("Data Privacy"); and Section 3 of these additional Terms and Conditions for Non-U.S. Employees ("Governing Law").

            (d) Notwithstanding Section 10 of the Stock Option Agreement, if you are an Employee residing in the UNITED KINGDOM, as a condition of exercising your option, you agree to pay or make adequate arrangements satisfactory to the Company and/or your employer to satisfy all withholding obligations of the Company and/or your employer by the Due Date, which is 90 days, or such other period as required under U.K. law, after the grant, vesting, exercise, assignment, release or cancellation of your option (the "Chargeable Event"). In this regard, you authorize the Company and/or your employer to withhold all applicable income tax, primary Class 1 National Insurance contributions and any other tax-related withholding ("Tax-Related Items") legally payable by you from your wages or other cash compensation paid to you by the Company and/or your employer or from proceeds of the sale of the shares of Common Stock. Alternatively, or in addition, the Company may sell or arrange for the sale of the shares of Common Stock that you acquire to meet the withholding obligation for Tax-Related Items. You shall pay to the Company or your employer any amount of Tax-Related Items that the Company or your employer may be required to withhold with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made by the Due Date, you agree that the amount of any uncollected Tax-Related Items shall constitute a loan owed by you to your employer, effective on the Due Date. You agree that the loan will bear interest at the then-current Inland Revenue Official Rate and it will be immediately due and

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repayable, and the Company and/or your employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable law or if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to honor the exercise of your option and to deliver the shares of Common Stock acquired under the plan.

           BY ACCEPTING THE GRANT OF YOUR OPTION, YOU AGREE TO ALL OF
 THE TERMS AND CONDITIONS IN THE GRANT NOTICE, THE STOCK OPTION AGREEMENT, THE PLAN, AND THESE ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. EMPLOYEES. IF YOU DO NOT EXPRESSLY REJECT YOUR OPTION BY NOTIFYING THE COMPANY OF YOUR REJECTION WITHIN 30 DAYS OF RECEIPT OF YOUR GRANT MATERIALS, YOU WILL BE DEEMED TO HAVE
                       IRREVOCABLY ACCEPTED YOUR OPTION.


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[Date]

[Name]
[Address]

Employee ID: [ID Number]

[Dear [Name]:

RE: CONEXANT SYSTEMS, INC. STOCK OPTION GRANT NOTICE (2004 NEW-HIRE EQUITY INCENTIVE PLAN)

Conexant Systems, Inc. (the "Company"), pursuant to its 2004 New-Hire Equity Incentive Plan (the "Plan"), hereby grants to you (Optionholder) an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein, in the Stock Option Agreement, the Plan and, if applicable, in the Additional Terms and Conditions for Non-U.S. Employees, all of which are available on the Company's Intranet and incorporated herein in their entirety. To access this information, please go to Conexant NextWeb, select Departments, Human Resources, Compensation, Stock Administration. If you have any questions, please contact Stock Administration at (949) 483-4525 or stock.admin@conexant.com. Please read all documents carefully.

     Optionholder:                          ____________________________________
     Date of Grant:                         ____________________________________
     Vesting Commencement Date:             ____________________________________
     Number of Shares Subject to Option:    ____________________________________
     Exercise Price (Per Share):            ____________________________________
     Expiration Date:                       ____________________________________

EXERCISE SCHEDULE:    Same as Vesting Schedule.

VESTING SCHEDULE:     [Percentage] of the shares vest on each anniversary of
                      the Vesting Commencement Date.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement and, if applicable, subject to the Additional Terms and Conditions for Non-U.S. Employees):

                      [X]   By cash or check

                      [X]   Pursuant to a Regulation T ("Cashless Exercise")
                            Program

                      [X]   By delivery of already-owned shares

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement, the Plan and, if applicable, the Additional Terms and Conditions for Non-U.S. Employees. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement, the Plan and, if applicable, the Additional Terms and Conditions for Non-U.S. Employees set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

                                             /s/ Dennis E. O'Reilly

                                             Dennis E. O'Reilly
                                             Senior Vice President,
                                             Chief Legal Officer & Secretary